QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32

CERTIFICATION

        Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Report on Form 10-Q for the quarter ended April 3, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter's, Inc. and The William Carter Company.

Date: April 30, 2004	/s/ FREDERICK J. ROWAN, II Frederick J. Rowan, II Chief Executive Officer
Date: April 30, 2004	/s/ MICHAEL D. CASEY Michael D. Casey Chief Financial Officer

27

QuickLinks

  Exhibit 32